UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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On or about January 22, 2013, Emerson Electric Co. sent the following letter to certain institutional holders of its common stock.

January 22, 2013

OUR ANNUAL MEETING IS FEBRUARY 5, 2013
YOUR VOTE IS IMPORTANT TO US!

Dear Emerson Stockholder:

We value your input as a holder of Emerson common stock. To date, records indicate that you have not cast your vote in connection with our upcoming annual meeting, which is scheduled to be held on February 5, 2013, at our corporate headquarters in St. Louis, Missouri.

We ask again that you vote against the shareholder proposal on sustainability reporting which will be considered at the annual meeting.

Emerson is a strong supporter of sustainability principles and works hard to reflect those principles in the products we produce and our methods of production, but the “sustainability report” requested by the proposal is not a good use of the Company’s human and financial resources, will not advance the cause of sustainability and is not in the best interests of Emerson’s stockholders.  It could even be argued that the high cost of compliance with the proposed 190 pages of guidelines in and of itself would run counter to sustainability principles.  It certainly is unlikely to provide meaningful safety, health, environmental and social benefits beyond our current policies and practices.

Emerson’s results-oriented approach, which is outlined in the “Corporate Citizenship” section of our website at www.Emerson.com,  clearly describes our (1) commitment to provide products and services that improve energy efficiency and reduce harm to the environment, (2)  efforts to operate facilities to meet or exceed government requirements and reduce energy consumption and waste, (3)  efforts to obtain LEED certification for Company locations, and (4) commitment to ethics, open communication and leadership.  The additional reporting, though well-meaning, is simply not needed.

Please join me, as an Emerson shareholder, in voting against the “sustainability” proposal, and if you have any questions, please do not hesitate to contact me.

For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and Internet voting instructions. If you have already voted, we thank you for your response and support.

Thank you for your investment in Emerson and your consideration of the matters presented at this year's annual meeting. We appreciate the confidence you've shown in us.

Sincerely yours, /s/ Frank L. Steeves Frank L. Steeves Executive Vice President, Secretary & General Counsel